UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 2, 2006

CHARMING SHOPPES, INC.
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	000-07258	23-1721355
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

450 WINKS LANE, BENSALEM, PA 19020
(Address of principal executive offices) (Zip Code)

(215) 245-9100
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 2, 2006 the Compensation and Stock Option Committee (the “Compensation Committee”) of our Board of Directors (the “Board”) approved the annual performance measures and annual incentive opportunities for the fiscal year ended February 3, 2007 for the following Executive Officers, who were named in our 2005 Proxy Statement and who are expected to be named in our 2006 Proxy Statement (the “Executive Officers”):

Dorrit J. Bern
Joseph M. Baron
Anthony A. DeSabato
Eric M. Specter
Colin D. Stern

Such incentive opportunities were established under our 2003 Incentive Compensation Plan (the “Incentive Compensation Plan”), which was approved by our shareholders on June 26, 2003. The level of target annual incentive opportunities available to the Executive Officers range from 50% - 100% of salary and are determined upon the achievement of a pre-set target corporate operating earnings goal that was approved by the Compensation Committee and, with respect to Dorrit J. Bern, our Chairman of the Board, President and Chief Executive Officer, also by the independent members of the Board.

The Compensation Committee (and the independent members of the Board with respect to Ms. Bern), also approved a minimum level of performance based upon the achievement of a pre-set corporate operating earnings goal that would enable the Executive Officers to earn an incentive award equal to 25% - 30% of their target opportunity. The Compensation Committee (and the independent members of the Board with respect to Ms. Bern) also approved an above-target performance level based upon the achievement of a pre-set corporate operating earnings goal that would enable the Executive Officers to earn twice their target opportunity. A formula for interpolating payments for performance between minimum and target or between target and maximum levels is specified under the Incentive Compensation Plan. No awards can be paid out under the Incentive Compensation Plan if corporate operating earnings performance does not reach the established minimum performance level.

The actual annual incentive award for Ms. Bern is to be determined based solely upon the achievement of those pre-set corporate operating earnings goals. After determining the actual annual incentive award available for payment to the other Executive Officers based on the achievement of those pre-set corporate operating earnings goals, 70% - 80% of that award is payable based on that achievement alone while 20% - 30% of that award is tied to the achievement of certain other objectives (as recommended by Ms. Bern and approved by the Compensation Committee). The pre-set corporate operating earnings goals were established based on our financial plan. Our fiscal year 2007 Annual Incentive Program is filed as Exhibit 99.1 to this Report on Form 8-K.

On February 2, 2006, we also granted restricted stock units and performance share awards to Dorrit J. Bern, our Chief Executive Officer. These grants were made pursuant to the Charming Shoppes, Inc. 2004 Stock Award and Incentive Plan (the “2004 Plan”), which was approved by our Board of Directors on April 30, 2004 and approved by our shareholders on June 24, 2004. In addition to approving the 2004 Plan, shareholders also approved, among other things, the material terms of certain awards that may be granted under the 2004 Plan to our executive officers in order to meet the requirement for such awards to qualify as “performance-based” under Section 162(m) of the Internal Revenue Code. We filed the 2004 Plan with the Securities and Exchange Commission on May 19, 2004 as Appendix “B” to our 2004 Proxy Statement Pursuant to Section 14 of the Securities Exchange Act of 1934. Following is a brief description of the general terms of the restricted stock units and performance share awards, which is qualified in its entirety by reference to the full text of the 2004 Plan filed as “Appendix B” to our 2004 Proxy Statement and by reference to the full text of the Forms of Restricted Stock Units Agreement and Performance Share Agreement filed as Exhibits 99.2 and 99.3, respectively, to this Report on Form 8-K.

Restricted Stock Units Agreement

We granted to Ms. Bern 99,522 restricted stock units with respect to shares of our common stock under the Form of Restricted Stock Unit Agreement filed as Exhibit 99.2 to this Report on Form 8-K and as required pursuant to the Employment Agreement by and between the Company and Dorrit J. Bern dated as of January 1, 2005 (the “Employment Agreement”), filed as Exhibit 99.1 to our Report on Form 8-K dated January 3, 2005 and filed on January 4, 2005. The restricted stock units are subject to a two-year restricted period commencing on the date of grant and ending on January 31, 2008. In general, the restricted stock units are subject to forfeiture during the restricted period upon termination of employment for any reason other than death, disability, retirement, termination by the employee for good reason, or termination by the Company for reasons other than cause. The terms “disability,” “good reason,” and “cause” have the meanings ascribed to such terms in the Employment Agreement. In addition, the lapse of restrictions on the restricted stock units will be accelerated if Ms. Bern resigns for good reason, is terminated without cause, dies, or becomes disabled, or in the event of a change in control of the Company (as defined in the Employment Agreement), and the restricted stock units will vest immediately. A non-renewal of the Employment Agreement by the Company will be treated as a termination for good reason. Ms. Bern may elect to defer receipt of any shares issued in connection with the Restricted Stock Unit Agreement pursuant to our Variable Deferred Compensation Plan for Executives or a successor plan (the “Deferred Compensation Plan”). Under such circumstances, the terms of the Deferred Compensation Plan will govern the timing of payment of such shares.

Performance Share Agreement

We also granted to Ms. Bern 99,522 restricted stock units with respect to shares of our common stock under the Form of Performance Share Agreement filed as Exhibit 99.3 to this Report on Form 8-K and as required pursuant to the Employment Agreement by and between the Company and Dorrit J. Bern dated as of January 1, 2005 (the “Employment Agreement”), filed as Exhibit 99.1 to our Report on Form 8-K dated January 3, 2005 and filed on January 4, 2005. The actual number of shares that will vest and be distributed pursuant to the Performance Share Agreement will depend on our achievement of certain performance goals over a three-year performance period or the satisfaction of other conditions described in the Performance Share Agreement. The performance goal relates to our achievement of a specified level of cumulative free cash flow (as defined in the Performance Share Agreement), and provides for 100% vesting upon achievement of the target amount, 50% vesting upon achievement of a minimum amount, and 200% vesting upon achievement of a maximum amount, with interpolation between these measuring points. The restricted stock units generally vest on January 31, 2009, subject to continued employment with the Company and to our achievement of the performance goals specified in the Performance Share Agreement. In general, the restricted stock units are subject to forfeiture during the restricted period upon termination of employment for any reason other than death, disability, retirement, termination by the employee for good reason, or termination by the Company for reasons other than cause. The terms “disability,” “good reason,” and “cause” have the meanings ascribed to such terms in the Employment Agreement. In addition, the lapse of restrictions on restricted stock units under the Performance Share Agreement will be accelerated if Ms. Bern resigns for good reason, is terminated without cause, dies or becomes disabled, or in the event of a change in control of the Company (as defined in the Employment Agreement), and shares of common stock equal to the Target Shares (as defined in the Performance Share Agreement) will vest immediately. A non-renewal of the Employment Agreement by the Company will be treated as a termination for good reason. Ms. Bern may elect to defer receipt any shares issued in connection with the Performance Share Agreement pursuant to our Variable Deferred Compensation Plan for Executives or a successor plan (the “Deferred Compensation Plan”). Under such circumstances, the terms of the Deferred Compensation Plan will govern the timing of payment of such shares.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.
Exhibit No.	Description

99.1	Charming Shoppes, Inc. Annual Incentive Program As Amended and Restated February 2, 2006.
99.2	Form of Charming Shoppes, Inc. 2004 Stock Award and Incentive Plan Restricted Stock Units Agreement.
99.3	Form of Charming Shoppes, Inc. 2004 Stock Award and Incentive Plan Performance Share Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARMING SHOPPES, INC.
(Registrant)

Date: February 7, 2006	/S/ ERIC M. SPECTER
Eric M. Specter
Executive Vice President
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Charming Shoppes, Inc. Annual Incentive Program As Amended and Restated February 2, 2006.
99.2	Form of Charming Shoppes, Inc. 2004 Stock Award and Incentive Plan Restricted Stock Units Agreement.
99.3	Form of Charming Shoppes, Inc. 2004 Stock Award and Incentive Plan Performance Share Agreement.